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                                                                     EXHIBIT 4.8


                                                                  EXECUTION COPY
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                      PROCEEDS PLEDGE AND ESCROW AGREEMENT


                                 by and between



                    INTERAMERICAS COMMUNICATIONS CORPORATION



                                       and



                    STATE STREET BANK AND TRUST COMPANY, N.A.
                                   as Trustee





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Dated:  October 27, 1997
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                      PROCEEDS PLEDGE AND ESCROW AGREEMENT

                  THIS PROCEEDS PLEDGE AND ESCROW AGREEMENT (this "Agreement"), dated as of October 27, 1997, is by and between INTERAMERICAS COMMUNICATIONS CORPORATION (the "Company") and State Street Bank and Trust Company, N.A., as trustee under the Indenture referred to below (the "Trustee").

                                    RECITALS

         A. The Notes. Pursuant to that certain Indenture (the "Indenture"), dated as of October 27, 1997, by and between the Company and the Trustee, the Company will issue $150,000,000 in aggregate principal amount of 14% Series A Senior Notes due 2007 (collectively, the "Series A Notes"). Pursuant to a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of October 27, 1997, by and between the Company and UBS Securities LLC, the Company will file with the Securities and Exchange Commission under the circumstances set forth therein a registration statement under the Securities Act of 1933, as amended, relating to the Company's 14% Series B Senior Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes"). Immediately after receipt of payment for the Series A Notes (the "Deposit Time"), the Company will deposit from the net proceeds from the sale of the Series A Notes (i) $57,213,000.00 (the "Interest Reserve Funds") and (ii) $69,300,000 (the "Collateral Funds" and, together with the Interest Reserve Funds, the "Escrow Funds"), into a segregated cash collateral trust account with the Trustee at its office at 61 Broadway, New York, New York, in the name of State Street Bank and Trust Company, N.A., as Trustee, "Interest Reserve and Collateral Account for InterAmericas Communications Corporation" (such account, including the Interest Reserve Subaccount and the Collateral Subaccount referred to below, is herein referred to as the "Escrow Account"). The Trustee shall place the Interest Reserve Funds into a subaccount of the Escrow Account (the "Interest Reserve Subaccount") and the Collateral Funds into a separate subaccount of the Escrow Account (the "Collateral Subaccount"). The Escrow Account (including the Interest Reserve Subaccount and the Collateral Subaccount) and all balances and investments from time to time therein shall be under the sole control and dominion of the Trustee, for the benefit of the Trustee and the ratable benefit of the Holders of the Notes.

         B. Purpose. The parties hereto desire to set forth their agreement with regard to the administration of the Escrow Account, the creation of a security interest in the Collateral (as defined herein) and the conditions upon which funds will be released from the Escrow Account.

         C. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.



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                                    AGREEMENT

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Security Interest.

                  (a) Pledge and Assignment of Collateral. The Company hereby irrevocably pledges, assigns and sets over to the Trustee, and grants to the Trustee, for the benefit of the Trustee and the ratable benefit of the Holders of the Notes, a first priority continuing security interest in all of the Company's right, title and interest in and to all of the following, whether now owned or existing or hereafter acquired or created (collectively, the "Collateral"):

                  (i) the Escrow Account, which consists of two subaccounts: the Interest Reserve Subaccount and the Collateral Subaccount;

                  (ii) all funds from time to time held in the Escrow Account, including, without limitation, the Escrow Funds and all certificates and instruments, if any, from time to time representing or evidencing the Escrow Account or the Escrow Funds;

                  (iii) all investments of funds in the Escrow Account (including, without limitation, all Allowable Investments (as defined herein)), whether the same shall constitute Government Securities (as defined herein), certificated securities, uncertificated securities, security entitlements, investment property, instruments, general intangibles or otherwise and whether held by or registered in the name of the Trustee or otherwise and all certificates and instruments, if any, from time to time representing or evidencing such investments;

                  (iv) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee, for or on behalf of the Company, in substitution for or in addition to any or all of the then existing Collateral;

                  (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

                  (vi) all proceeds of any of the foregoing, including, without limitation, cash proceeds.

                  (b) Secured Obligations. This Agreement secures the due and punctual payment and performance of all Obligations and other obligations and indebtedness of the Company, whether now or hereafter existing, under the Notes and the Indenture including, without limitation, interest, premium and Liquidated Damages, if any, accrued on the Notes after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company


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to the extent permitted by applicable law (collectively, the "Secured
Obligations").

                  (c) Delivery of Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Trustee. All securities in uncertificated or book-entry form and all security entitlements, if any, in each case representing or evidencing the Collateral shall be registered in the name of the Trustee (or any of its nominees) as the registered owner thereof by book-entry or as otherwise appropriate so as to properly identify the interest of the Trustee therein. In addition, the Trustee shall have the right, at any time following the occurrence of an Event of Default, to transfer to or to register in the name of the Trustee or any of its nominees any or all other Collateral. Except as otherwise provided herein, all Collateral shall be deposited and held in the Escrow Account. The Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

                  (d) Further Assurances. Prior to, contemporaneously herewith, and at any time and from time to time hereafter, the Company will, at the Company's expense, execute and deliver to the Trustee such other instruments and documents, and take all further action as it deems necessary or advisable or as the Trustee may reasonably request including an Opinion of Counsel, upon which the Trustee may conclusively rely, to confirm or perfect the security interest of the Trustee granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral and the Company will take all necessary action to preserve and protect the security interest created hereby as a first priority, perfected Lien and encumbrance upon the Collateral. The Company will pay all costs incurred in connection with any of the foregoing.

                  (e) Establishing and Maintaining Accounts. So long as this Agreement is in full force and effect:

                  (i) the Company shall establish and maintain the Escrow Account with the Trustee in New York, New York. The Collateral shall at all times be subject to the sole dominion and control of the Trustee, which shall hold the Collateral and administer the Escrow Account subject to the terms and conditions of this Agreement. The Company shall have no right of withdrawal from the Escrow Account nor any other right or power with respect to the Collateral, except as expressly provided herein; and

                  (ii) it shall be a term and condition of the Escrow Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Escrow Account and except as otherwise provided by the provisions of Articles 3 and 4 of this Agreement, that no amount in the Escrow Account (including, without limitation, interest on or other proceeds of the Escrow Account or on any Allowable Investments held therein) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any


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         other person or entity other than the Trustee or its designated agent.

                  (f) Transfers and Other Liens. Until termination of this Agreement pursuant to Section 9, the Company agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

                  (g) Trustee Appointed Attorney-in-Fact. In addition to all of the powers granted to the Trustee pursuant to Article 6 of the Indenture, the Company hereby irrevocably appoints the Trustee as the Company's attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company.

                  (h) Trustee May Perform. Without limiting the authority granted under Section 1(g) and except with respect to the failure of the Company to deliver investment instructions, which shall be governed by Section 2(c) hereof, if the Company fails to perform any agreement contained herein, the Trustee may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company. In the event that the Trustee performs pursuant to this Section 1(h), the Company shall indemnify the Trustee in the manner provided in Section 7.07 of the Indenture.

         2. Investment and Liquidation of Funds in Escrow Account. Funds deposited in the Escrow Account shall be invested and reinvested by the Trustee on the following terms and conditions:

                  (a) Interest Reserve Subaccount. The Company shall immediately deposit the Interest Reserve Funds into the Interest Reserve Subaccount. Funds deposited in the Interest Reserve Subaccount may, subject to the provisions of Articles 2, 3 and 4 of this Agreement, be invested and reinvested by the Trustee, at the written direction of the Company, in direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged ("Government Securities"); provided, however, that the maturity dates of the Government Securities in which the Interest Reserve Funds are invested and reinvested shall be structured so as to ensure sufficient funds are available to make the payments of interest on the Notes which the Interest Reserve Funds and related Government Securities have been pledged to secure. For the avoidance of doubt, all Government Securities in which the Interest Reserve Funds are invested and reinvested shall be held by the Trustee in the Interest Reserve Subaccount of the Escrow Account as part of the Collateral hereunder.


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                  (b) Collateral Subaccount. The Company shall immediately
deposit the Collateral Funds into the Collateral Subaccount. Funds deposited in the Collateral Subaccount may, subject to the provisions of Articles 2, 3 and 4 of this Agreement, be invested and reinvested by the Trustee, at the written direction of the Company, in (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bankwatch, Inc. rating of AB@ or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition (the investments set forth in clauses (i), (ii), (iii) and (iv) of this Section 2(b) are collectively referred to herein as "Cash Equivalents" and the investments allowed under Sections 2(a) and 2(b) of this Agreement are referred to herein as "Allowable Investments"). For the avoidance of doubt, all Cash Equivalents in which the Collateral Funds are invested and reinvested shall be held by the Trustee in the Collateral Subaccount of the Escrow Account as part of the Collateral hereunder.

                  All Allowable Investments made pursuant to this Section 2(b) shall mature on or prior to the Special Offer to Purchase Payment Date.

                  (c) Investment Instructions.

                           (i) If the Company fails to give written investment instructions to the Trustee by 12:00 noon (New York time) on any Business Day on which there is uninvested cash and/or maturing Government Securities in the Interest Reserve Subaccount, the Trustee is hereby unconditionally instructed and authorized and directed to invest any such cash or the proceeds of any maturing Government Securities in the Interest Reserve Subaccount in Government Securities maturing on the next Business Day. The Company's failure to give such investment instructions shall not constitute a default or an event of default hereunder.

                           (ii) If the Company fails to give written investment instructions to the Trustee by 12:00 noon (New York time) on any Business Day on which there is uninvested cash and/or maturing Cash Equivalents in the Collateral Subaccount, the Trustee is hereby unconditionally instructed and authorized and directed to invest any such cash or the proceeds of any maturing Cash Equivalents in the Collateral Subaccount in Cash Equivalents maturing on the next Business Day. The Company's failure to give such investment instructions shall not constitute a default or an event of default hereunder.

                  (d) Interest. All interest earned on funds invested in Allowable Investments shall be held in the applicable subaccount of the Escrow Account and reinvested in accordance with the terms hereof and will be subject to the security interest granted hereunder to the Trustee.


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                  (e) Limitation of Trustee's Liability. In no event shall the
Trustee have any liability to the Company or any other Person for investing the funds from time to time in the Escrow Account in accordance with the provisions of this Article 2, regardless of whether greater income or a higher yield could have been obtained had the Trustee invested such funds in different Allowable Investments, or for any loss (including breakage costs or loss of principal) associated with the sale or liquidation of Allowable Investments in accordance with the terms of this Agreement, in each case other than with respect to gross negligence or willful misconduct of the Trustee.

                  (f) Liquidation of Funds. In liquidating any Allowable Investments in accordance with Articles 3 and 4 of this Agreement, the Company shall direct the Trustee as to which Allowable Investments shall be liquidated.

         3. Interest Payments. Pursuant to Section 1 of the Notes, the Company is obligated to make payments of interest on the Notes on the dates and at the rates specified in the Notes. Payment of the first six (6) scheduled interest payments due on the Notes may be made (i) from amounts held in the Interest Reserve Subaccount in accordance with the procedures set forth in subsection (a) below or (ii) from other sources of funds available to the Company, as anticipated in subsection (b) below, or from any combination of (i) and (ii) above; provided that nothing herein shall be construed as limiting the Company's obligation to make all interest payments due on the Notes at the times and in the amounts required by the Notes, which obligation shall be absolute and unconditional.

                  (a) Payment of Interest. Not later than five (5) Business Days prior to the date of any of the first six (6) scheduled interest payments due on the Notes, the Company shall, pursuant to a duly completed and executed Certificate of Release in the form of Exhibit A hereto, direct the Trustee to transfer from the Interest Reserve Subaccount to the Paying Agent funds necessary to provide for payment in full (or, if the Company intends to make a portion of such interest payment with funds in the Interest Reserve Account and the remainder of such interest payment with funds other than those in the Interest Reserve Subaccount, such portion) of the next scheduled interest payment on the Notes. If the Company does not intend to utilize the funds in the Interest Reserve Subaccount to make any such interest payment in full, then the Company shall comply with Section 3(b) below. Upon receipt of such Certificate of Release, the Trustee will transfer to the Paying Agent for payment to the Holders of Notes the amount set forth in the applicable Certificate of Release.

                  (b) Release of Funds to the Company Due to Direct Payment of Interest by the Company. If the Company makes any of the first six (6) scheduled interest payments on the Notes or a portion of any such scheduled interest payment on the Notes from a source of funds other than the Interest Reserve Subaccount ("Company Funds"), the Company may, after payment in full of such scheduled interest payment, direct the Trustee, pursuant to a duly completed and executed Certificate of Release in the form of Exhibit B hereto, to release to the Company or at the direction of the Company an amount of funds from the Interest Reserve Subaccount less than or equal to the amount of Company Funds so expended. Upon receipt of such Certificate of Release, the Trustee shall pay over to the Company the requested amount.


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                  (c) Release of Funds to Company Due to Overfunding. If at any
time the amount of Collateral in the Interest Reserve Subaccount exceeds 125% of the amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants selected by the Company and furnished to the Trustee, to provide for payment in full of the first six (6) scheduled interest payments due on the Notes (or, in the event an interest payment or payments have been made in full, an amount sufficient to provide for payment in full of any then remaining interest payment, up to and including the sixth scheduled interest payment), the Company may, pursuant to a duly completed and executed Certificate of Release in the form of Exhibit B hereto, direct the Trustee to release any such overfunding to it.

                  (d) No Duplicate Payments. With respect to the conditions permitting the release to the Company of any funds in the Interest Proceeds Subaccount pursuant to Sections 3(b) or 3(c) above, the Company shall not request, and the Trustee shall not make, any full or partial duplicate payment thereunder.

                  (e) Termination of Security Interest. Upon payment in full of the first six (6) scheduled interest payments on the Notes, the security interest evidenced by this Agreement in any Collateral remaining in the Interest Reserve Subaccount will terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Interest Reserve Subaccount in accordance with the terms of this Agreement, whether upon release of such Collateral to Holders as payment of interest on the Notes, to the Company pursuant to Sections 3(b) or 3(c) or otherwise, the security interest evidenced by this Agreement in such Collateral so released will terminate and be of no further force and effect.

         4. Disposition of Collateral in Collateral Subaccount Upon Certain Events.

                  (a) Release of Collateral Funds for Permitted Expenditures. If the Company delivers to the Trustee a duly completed and executed Permitted Expenditures Certificate substantially in the form of Exhibit C hereto, the Trustee shall, within five (5) Business Days after its receipt of such Permitted Expenditures Certificate, liquidate such amount of Allowable Investments in the Collateral Subaccount as may be necessary to obtain in cash the amount requested in such Permitted Expenditures Certificate. The Permitted Expenditures Certificate shall be accompanied by a supporting budget or other supporting documentation reasonably satisfactory to the Trustee detailing the Company's expected Permitted Expenditures (as defined herein) for the immediately succeeding three (3) months. Upon receipt of the foregoing, unless a Trust Officer of the Trustee has actual knowledge that any statement in such Permitted Expenditures Certificate is untrue (and provided that, after application of the funds requested in the applicable Permitted Expenditures Certificate, the Company will be in compliance with Section 6(d) hereof), the Trustee shall transfer the amount set forth in such Permitted Expenditures Certificate in immediately available funds in accordance with the terms of such Permitted Expenditures Certificate.

                  (b) Special Offer to Purchase. In the event the Company makes a Special Offer to Purchase pursuant to the terms of the Indenture, the Company shall, at least five Business Days prior to the Special Offer to Purchase Payment Date, provide a duly completed


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and executed certificate in the form of Exhibit D hereto (the "Special Offer to
Purchase Certificate") to the Trustee which certificate shall set forth the Holders and the aggregate principal amount of Notes held by such Holders that have accepted the Special Offer to Purchase and the amount of Collateral in the Collateral Subaccount required by the Company to make the payment in connection with such Special Offer to Purchase (the "Special Offer to Purchase Amount"), whereupon the Trustee shall, unless a Trust Officer of the Trustee has actual knowledge that any statement in such Special Offer to Purchase Certificate is untrue, promptly liquidate an amount of Allowable Investments in the Collateral Subaccount at least equal to the Special Offer to Purchase Amount by not later than 12:00 noon (New York time) on the Special Offer to Purchase Payment Date. The Special Offer to Purchase Amount shall be used (together with other funds of the Company, if necessary) to purchase the Notes in accordance with the terms and procedures set forth in Section 4.17 of the Indenture.

                  (c) Special Mandatory Redemption. In the event the Company is required to make a Special Mandatory Redemption pursuant to the terms of the Indenture, the Company shall, at least five Business Days prior to the Special Mandatory Redemption Date, provide a duly completed and executed certificate in the form of Exhibit E hereto (the "Special Mandatory Redemption Certificate") to the Trustee, whereupon the Trustee shall promptly liquidate all Allowable Investments in the Collateral Subaccount by not later than 12:00 noon (New York time) on the Special Mandatory Redemption Date. On the Special Mandatory Redemption Date, the Trustee shall, unless a Trust Officer of the Trustee has actual knowledge that any statement in such Special Mandatory Redemption Certificate is untrue, transfer the funds in the Collateral Subaccount necessary to make such Special Mandatory Redemption (the "Special Mandatory Redemption Funds") to the Paying Agent for distribution to the Holders of the Notes in accordance with the terms of the Indenture. Immediately following such transfer, the Trustee shall transfer all funds and other assets remaining in the Collateral Subaccount directly to the Company. The Special Mandatory Redemption Funds shall be used (together with other funds of the Company, if necessary) to redeem the Notes in accordance with the terms and procedures set forth in
Section 4.16 of the Indenture.

                  (d) Change of Control Offer. In the event the Company makes a Change of Control Offer pursuant to the terms of the Indenture, the Company shall, within five Business Days prior to the Change of Control Payment Date, provide a duly completed and executed certificate in the form of Exhibit F hereto (the "Change of Control Offer Certificate") to the Trustee which certificate shall set forth the Holders and the aggregate principal amount of Notes held by such Holders that have accepted the Change of Control Offer and the amount of Collateral in the Collateral Subaccount required by the Company to make the payment in connection with such Change of Control Offer (the "Change of Control Offer Amount"), whereupon the Trustee shall, unless a Trust Officer of the Trustee has actual knowledge that any statement in such Special Mandatory Redemption Certificate is untrue, promptly liquidate an amount of Allowable Investments in the Collateral Subaccount necessary to pay such Change of Control Offer Amount by not later than 12:00 noon (New York time) on the Change of Control Payment Date. The Change of Control Offer Amount shall be used (together with other funds of the Company, if necessary) to purchase the Notes in accordance with the terms and procedures set forth in Section 4.15 of the Indenture.


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                  (e) Remaining Collateral Funds. In the event that the
Indenture does not require the Company to make a Special Mandatory Redemption after the consummation of a Special Offer to Purchase, funds will be released from the Collateral Subaccount in accordance with this Section 4(e). If the Company delivers to the Trustee a duly completed and executed Release Certificate substantially in the form of Exhibit G hereto, the Trustee shall within five (5) Business Days after its receipt of such Release Certificate, liquidate such amount of Allowable Investments in the Collateral Subaccount as may be necessary to obtain in cash the amount requested in such Release Certificate. Upon receipt of the foregoing, unless a Trust Officer of the Trustee has actual knowledge that any statement in such Release Certificate is untrue, the Trustee shall transfer the amount set forth in such Release Certificate in immediately available funds in accordance with the terms of such Release Certificate.

                  (f) Termination of Security Interest. Upon transfer by the Trustee of the Special Mandatory Redemption Funds to the Paying Agent as set forth in Section 4(c), the security interest evidenced by this Agreement in the Collateral in the Collateral Subaccount will terminate and be of no further force and effect. Furthermore, upon any other release of any Collateral from the Collateral Subaccount in accordance with the terms of this Agreement, the security interest evidenced by this Agreement in such Collateral so released will terminate and be of no further force and effect.

         5. Representations and Warranties. The Company hereby represents and warrants to the Trustee and the Holders of the Notes that:

                  (a) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company, except for the security interests granted under this Agreement.

                  (b) The Company is the record and beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Agreement). No financing statement covering the Collateral is on file in any public office other than the financing statements filed pursuant to this Agreement.

                  (c) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness.

                  (d) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in and to the Collateral, securing the payment of the Secured Obligations for the benefit of the Trustee and the ratable benefit of the Holders of Notes, enforceable as such against all creditors of the Company and any persons purporting to purchase


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any of the Collateral from the Company other than as permitted by the Indenture.

                  (e) Except as set forth in Section 5(d) above, no consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (1) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company or (2) for the exercise by the Trustee of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

                  (f) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company with respect to this Agreement or any of the transactions contemplated hereby.

                  (g) The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

         6. Covenants. The Company covenants and agrees with the Trustee and the Holders of Notes from and after the date of this Agreement until the Termination Date as follows:

                  (a) The Company (i) will not (A) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (B) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the Lien created pursuant to this Agreement) and (ii) except as otherwise provided in this Agreement, at all times will be the sole beneficial owner of the Collateral.

                  (b) The Company will not (a) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral in accordance with the terms of this Agreement or (b) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment with regard to the Collateral.

                  (c) The Company will use the Collateral Funds released hereunder only for (i) Permitted Expenditures, (ii) in the event of a Change of Control, the Change of Control Payment, (iii) in the event of a Special Offer to Purchase or a Special Mandatory Redemption, the payment of the purchase or redemption price in connection therewith and (iv) as provided in Section 6(e) below with respect to Collateral Funds remaining in the Collateral Subaccount after the consummation of a Special Offer to Purchase when no Special Mandatory Redemption is required under the Indenture. As used in this Agreement, "Permitted Expenditures" means (i)(A) the purchase price and related expenses of any acquisition of (1) long-term assets used or useful in a Permitted Business or (2) a controlling interest in a Permitted Business (collectively, "Acquisition Costs") or (B) expenditures by the Company or any Restricted Subsidiary of the Company directly related to the engineering, design, construction, installation or development of


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

assets and systems used or useful in a Permitted Business ("Systems Costs"), in each of clauses (A) and (B), in connection with Telecommunications Businesses in Chile or Peru; (ii) the repayment of Indebtedness of any Restricted Subsidiary; provided that the commitments with respect thereto in the case of revolving borrowings are correspondingly reduced and (iii) other general corporate purposes in an amount not to exceed $20.0 million.

                  (d) At least 60% of the aggregate amount of Collateral Funds released from the Collateral Subaccount for Permitted Expenditures shall be used for the payment of Acquisition Costs or Systems Costs directly related to Telecommunications Businesses in Peru.

                  (e) Notwithstanding anything to the contrary in this Agreement, in the event that the Indenture does not require the Company to make a Special Mandatory Redemption after the consummation of the Special Offer to Purchase, the Company shall apply all funds then held in the Collateral Subaccount and subsequently released to it hereunder, at its option, to the acquisition of a controlling interest in a Permitted Business, the making of a capital expenditure or the acquisition of other assets, in each case, in a Permitted Business or to the reduction of senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary of the Company.

         7. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

                  (a) The Trustee may, without notice to the Company except as required by law and at any time or from time to time, liquidate all Allowable Investments and transfer all funds in the Escrow Account to the Paying Agent to apply such funds in accordance with Section 3.03 of the Indenture.

                  (b) The Trustee may also exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or in the Indenture or otherwise available to it, all the rights and remedies of a secured party after a default under the Uniform Commercial Code in effect at that time in the State of New York (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) Any cash held by the Trustee as Collateral and all net cash proceeds received by the Trustee in respect of any sale or liquidation of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any sale, liquidation or disposition of or realization upon the Collateral and the payment of any amounts payable to the Trustee) in whole or in part by the Trustee for the ratable benefit of the Holders of the Notes against all or any part of the Secured Obligations in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Secured Obligations and the costs and expenses incurred by and amounts payable to the Trustee hereunder or under the Indenture shall be paid over to the Company or to whomsoever shall be lawfully entitled to receive such surplus.

                  For the avoidance of doubt, if any Event of Default shall have occurred and be continuing, the Trustee shall not release any Collateral to, or at the direction of, the Company.

         8. Indemnity and Authority of the Trustee.

                  The Company shall indemnify the Trustee against any and all loses, liabilities or expenses incurred by it arising out of or in connection with the acceptance of administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreement against the Company (including this Section 8) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 8 shall survive the satisfaction and discharge of this Agreement.

                  To secure the Company's payment obligations under this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Agreement.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) of the Indenture occurs, the expenses and compensation for the services (including the fees and expenses of its agent and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee may conclusively rely upon any Officer's Certificate or Opinion of Counsel it receives pursuant to Section 7.02 of the Indenture.

         9. Termination.

                  (a) This Agreement shall create a continuing security interest in and to the Collateral and such security interest shall, unless otherwise provided in the Indenture or in this Agreement, remain in full force and effect until the earlier of (A) the date on which all funds in the Escrow Account have been distributed in accordance with the terms of this Agreement or (B) the date of payment in full in cash of all (such earlier date, the "Termination Date"). This Agreement shall be binding upon the Company, its successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of Notes and their respective successors, transferees and assigns.

                  (b) Subject to the provisions of Section 10(c) hereof, this Agreement shall terminate upon the Termination Date. At such time, the Trustee shall, at the written request of the Company, reassign and redeliver to the Company all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Agreement and the Indenture. Such reassignment and redelivery shall be without warranty (either express or implied) by or recourse to the Trustee, except as to the absence of any prior assignments by or encumbrances created by the Trustee on its interest in the Collateral, and shall be at the expense of the Company.

         10. Miscellaneous.

                  (a) Waiver. Either party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party, and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

                  (b) Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (c) Survival of Provisions. All representations, warranties and covenants of the Company contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement; provided, however that the Company's obligations pursuant to
Section 8 hereof shall survive the termination of this Agreement (including any termination under applicable bankruptcy laws) or the resignation or removal of the Trustee.

                  (d) Assignment. This Agreement shall inure to and be binding upon the parties and their respective successors and permitted assigns; provided, however, that the Company may not assign its rights or obligations hereunder without the express prior written consent of the Trustee, acting at the direction of the Holders as provided in the Indenture.

                  (e) Entire Agreement; Amendments. This Agreement and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; provided, however, that this Agreement is executed and accepted by the Trustee subject to all terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were set forth at length herein. This Agreement may be amended only by a writing signed by duly authorized representatives of both parties. The Trustee may execute an amendment to this Agreement only if the requisite consent of the Holders of the Notes required by
Section 9.02 of the Indenture has been obtained, unless no such consent is required by such Section 9.02 of the Indenture.

                  (f) Notices. Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                           InterAmericas Communications Corporation
                           1221 Brickell Avenue
                           Miami, Florida  33131
                           Attention:  Chief Financial Officer
                           Facsimile number:(305) 377-6791
                           Telephone number:(305) 377-6790

                  With a copy to:

                           Andrew Hulsh, Esq.
                           Baker & McKenzie
                           701 Brickell Avenue, Suite 1600
                           Miami, Florida  33131
                           Facsimile number:(305) 789-8953
                           Telephone number:(305) 789-8900

                  If to the Trustee:

                           State Street Bank and Trust Company, N.A.
                           61 Broadway, 15th floor
                           New York, New York
                           Attention: Corporate Trust Department
                           Facsimile number: (212) 612-3203
                           Telephone number: (212) 612-3442

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other that those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  (g) Expenses. The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Agreement and services hereunder as the Company and the Trustee have separately agreed. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  (h) Security Interest Absolute. All rights of the Trustee and the Holders of Notes and security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture; (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations; or (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Secured Obligations or of this Agreement.

                  (i) Counterpart Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them represent the same agreement.

                  (j) Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that they will not render this Agreement not entitled to be recorded, registered or filed under provisions of any applicable law.

                  (k) Rights of Holders of Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of Notes pursuant to Section 6.06 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

                  (l) GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF DAMAGES.
                           (i)  THIS AGREEMENT SHALL BE GOVERNED BY AND
         INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY, THE TRUSTEE AND THE HOLDERS OF NOTES IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                           (ii) THE COMPANY AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY

         HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE COMPANY OR ITS PROPERTY, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE COMPANY AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSS CLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGEMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                           (iii) THE COMPANY AND THE TRUSTEE EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                           (iv) THE COMPANY AGREES THAT NEITHER THE TRUSTEE NOR ANY HOLDER OF NOTES SHALL HAVE ANY LIABILITY TO THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                           (v) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE COMPANY WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OR ANY HOLDER OF NOTES OF ITS

         RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE COMPANY ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF NOTES ON THE OTHER HAND.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Proceed Pledge and Escrow Agreement as of the day first written above.




COMPANY:                            INTERAMERICAS COMMUNICATIONS CORPORATION


                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:


TRUSTEE:                            STATE STREET BANK AND TRUST COMPANY, N.A.


                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A

                                    [Form of]
 Certificate of Release of Funds in Interest Reserve Subaccount to Paying Agent

                    INTERAMERICAS COMMUNICATIONS CORPORATION

                                                              Date:
                                                                   -------------

                  The undersigned officer of InterAmericas Communications Corporation, a Texas corporation (the "Company"), hereby certifies, pursuant to
Section 3(a) of the Proceeds Pledge and Escrow Agreement, dated as of October 27, 1997 (the "Escrow Agreement"), by and between the Company and State Street Bank and Trust Company, N.A., as trustee (the "Trustee"), under the Indenture dated as of October 27, 1997 (the "Indenture"), between the Company and the Trustee, that:

         1. This request for release of funds has been duly authorized by all necessary corporate action and does not contravene, or constitute a default under, any provision of applicable law or regulation or the certificate of incorporation of the Company or of the Escrow Agreement, the Indenture or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company; and

         2. The funds released pursuant hereto shall be applied by the Paying Agent toward payment of interest due on the Notes on ________, ____ and for no other purpose.

                  The Company hereby requests the Trustee to liquidate $_________ worth of Allowable Investments in the Interest Reserve Subaccount by not later than 12:00 noon (New York time) on _________ __, _____ and to transfer $________ in immediately available funds to the Paying Agent.

                  Capitalized terms used herein without definition shall have the meanings set forth in the Indenture.

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    EXHIBIT B


                                    [Form of]
    Certificate of Release of Funds in Interest Reserve Subaccount to Company

                    INTERAMERICAS COMMUNICATIONS CORPORATION

                                                              Date:
                                                                   -------------

                  The undersigned officer of InterAmericas Communications Corporation, a Texas corporation (the "Company"), hereby certifies, pursuant to Section [3(b)][3(c)] of the Proceeds Pledge and Escrow Agreement, dated as of October 27, 1997 (the "Escrow Agreement"), by and between the Company and State Street Bank and Trust Company, N.A., as trustee (the "Trustee"), under the Indenture dated as of October 27, 1997 (the "Indenture"), between the Company and the Trustee, that:

         1. This request for release of funds has been duly authorized by all necessary corporate action and does not contravene, or constitute a default under, any provision of applicable law or regulation or the certificate of incorporation of the Company or of the Escrow Agreement, the Indenture or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company; and

         2. [The amount of funds requested to be released pursuant hereto is no greater than the amount of funds previously used by the Company from sources other than the Interest Proceeds Subaccount to make the payment of interest due on the Notes on ________ (and not previously released to the Company from the Interest Proceeds Subaccount), which interest payment has been paid in full.][After giving effect to the release of funds from the Interest Reserve Subaccount as provided below, the amount of funds and Allowable Investments remaining in the Interest Proceeds Subaccount will be at least 125% of the amount sufficient to pay in full the remainder of the first six (6) scheduled interest payments on the Notes not already paid in full, as confirmed in the attached written opinion of __________, a nationally recognized firm of independent public accountants.]

                  The Company hereby requests the Trustee to liquidate $_________ worth of Allowable Investments in the Interest Reserve Subaccount by not later than 12:00 noon (New York time) on _________, and to transfer $________ in immediately available funds to the Company.

                  Capitalized terms used herein without definition shall have the meanings set forth in the Indenture.

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    EXHIBIT C

                                    [Form of]
                       Permitted Expenditures Certificate

                    INTERAMERICAS COMMUNICATIONS CORPORATION

                                                         Date:
                                                              ------------------

                  The undersigned officer of InterAmericas Communications Corporation, a Texas corporation (the "Company"), hereby certifies, pursuant to
Section 4(a) of the Proceeds Pledge and Escrow Agreement, dated as of October 27, 1997 (the "Escrow Agreement"), by and between the Company and State Street Bank and Trust Company, N.A., as trustee (the "Trustee"), under the Indenture dated as of October 27, 1997 (the "Indenture"), between the Company and the Trustee, that:

         1. This request for release of funds has been duly authorized by all necessary corporate action and does not contravene, or constitute a default under, any provision of applicable law or regulation or the certificate of incorporation of the Company or of the Escrow Agreement, the Indenture or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company;

         2. The Company will use the Necessary Funds (as defined below) for the following Permitted Expenditures (as defined in the Escrow Agreement):

         3. Attached hereto is supporting documentation detailing the Company's expected Permitted Expenditures for the immediately succeeding three (3) months; and

         4. To date, the Company has received $____________ from the Collateral Subaccount, (A) ____% of which has been used in connection with Acquisition Costs or Systems Costs directly related to Telecommunications Businesses in Peru and (B) $______________ of which has been used for general corporate purposes.

                  The Company hereby requests the Trustee to liquidate $_________ worth of Allowable Investments in the Collateral Subaccount by not later than 12:00 noon (New York time) on _________ __, _____ and to transfer $________ (the "Necessary Funds") in immediately available funds to _________ at
_________..

                  Capitalized terms used herein without definition shall have the meanings set forth in the Indenture.

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    EXHIBIT D

                                    [Form of]
                      Special Offer to Purchase Certificate

                    INTERAMERICAS COMMUNICATIONS CORPORATION

                                                          Date:
                                                               -----------------

                  The undersigned officer of InterAmericas Communications Corporation, a Texas corporation (the "Company"), hereby certifies, pursuant to
Section 4(b) of the Proceeds Pledge and Escrow Agreement, dated as of October 27, 1997 (the "Escrow Agreement"), by and between the Company and State Street Bank and Trust Company, N.A., as trustee (the "Trustee"), under the Indenture dated as of October 27, 1997 (the "Indenture"), between the Company and the Trustee, that:

         1. This request for release of funds has been duly authorized by all necessary corporate action and does not contravene, or constitute a default under, any provision of applicable law or regulation or the certificate of incorporation of the Company or of the Escrow Agreement, the Indenture or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company; and

         2. Attached hereto is a list of Holders and the aggregate principal amount of Notes held by such Holders that have accepted the Special Offer to Purchase.

                  The Company hereby directs the Trustee to liquidate $_________ worth of Allowable Investments in the Collateral Subaccount by not later than 12:00 noon (New York time) on the Special Offer to Purchase Payment Date (__________, _____) and to pay the Special Offer to Purchase Amount in immediately available funds to the Paying Agent for payment to the Holders of Notes on the Special Offer to Purchase Payment Date.

                  Capitalized terms used herein without definition shall have the meanings set forth in the Indenture.

                                    By:
                                        ----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    EXHIBIT E

                                    [Form of]
                    Special Mandatory Redemption Certificate

                    INTERAMERICAS COMMUNICATIONS CORPORATION

                                                          Date: ________________

                  The undersigned officer of InterAmericas Communications Corporation, a Texas corporation (the "Company"), hereby certifies, pursuant to
Section 4(c) of the Proceeds Pledge and Escrow Agreement, dated as of October 27, 1997 (the "Escrow Agreement"), by and between the Company and State Street Bank and Trust Company, N.A., as trustee (the "Trustee"), under the Indenture dated as of October 27, 1997 (the "Indenture"), between the Company and the Trustee, that:

         1. This request for release of funds has been duly authorized by all necessary corporate action and does not contravene, or constitute a default under, any provision of applicable law or regulation or the certificate of incorporation of the Company or of the Escrow Agreement, the Indenture or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company; and

         2. The Company is required by the terms of the Indenture to redeem all of the Notes pursuant to a Special Mandatory Redemption.

                  The Company hereby directs the Trustee to liquidate all of the Allowable Investments in the Collateral Subaccount by not later than 12:00 noon (New York time) on the Special Mandatory Redemption Date (____________, _______) and to transfer the Special Mandatory Redemption Funds in immediately available funds to the Paying Agent for payment to the Holders of Notes on the Special Mandatory Redemption Date. The Company further directs the Trustee to release to the Company all funds, if any, remaining in the Collateral Subaccount after payment of the Special Mandatory Redemption Funds to the Paying Agent by depositing such funds in account number __________ at ____________.

                  Capitalized terms used herein without definition shall have the meanings set forth in the Indenture.

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    EXHIBIT F

                                    [Form of]
                  [Form of Change of Control Offer Certificate]

                    INTERAMERICAS COMMUNICATIONS CORPORATION

                                                          Date:
                                                               -----------------

                  The undersigned officer of InterAmericas Communications Corporation, a Texas corporation (the "Company"), hereby certifies, pursuant to
Section 4(d) of the Proceeds Pledge and Escrow Agreement, dated as of October 27, 1997 (the "Escrow Agreement"), by and between the Company and State Street Bank and Trust Company, N.A., as trustee (the "Trustee"), under the Indenture dated as of October 27, 1997 (the "Indenture"), between the Company and the Trustee, that:

         1. This request for release of funds has been duly authorized by all necessary corporate action and does not contravene, or constitute a default under, any provision of applicable law or regulation or the certificate of incorporation of the Company or of the Escrow Agreement, the Indenture or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company; and

         2. Attached hereto is a list of Holders and the aggregate principal amount of Notes held by such Holders that have accepted the Change of Control Offer.

                  The Company hereby directs the Trustee to liquidate $_________ worth of Allowable Investments in the Collateral Subaccount by not later than 12:00 noon (New York time) on the Change of Control Payment Date (________, _____) and to transfer the Change of Control Offer Amount in immediately available funds to the Paying Agent for payment to the Holders of Notes on the Change of Control Payment Date.

                  Capitalized terms used herein without definition shall have the meanings set forth in the Indenture.

                                    By:
                                        ----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    EXHIBIT G

                                    [Form of]
                               Release Certificate

                    INTERAMERICAS COMMUNICATIONS CORPORATION

                                                              Date:
                                                                   -------------

                  The undersigned officer of InterAmericas Communications Corporation, a Texas corporation (the "Company"), hereby certifies, pursuant to
Section 4(e) of the Proceeds Pledge and Escrow Agreement, dated as of October 27, 1997 (the "Escrow Agreement"), by and between the Company and State Street Bank and Trust Company, N.A., as trustee (the "Trustee"), under the Indenture dated as of October 27, 1997 (the "Indenture"), between the Company and the Trustee, that:

         1. This request for release of funds has been duly authorized by all necessary corporation action and does not contravene, or constitute a default under, any provision of applicable law or regulation or the certificate of incorporation of the Company or of the Escrow Agreement, the Indenture or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company; and

         2. The funds so released shall be applied by the Paying Agent toward _______________________, each of which is a permitted use under Section 6(e) of the Escrow Agreement.

                  The Company hereby requests the Trustee to liquidate $_________ worth of Allowable Investments in the Collateral Subaccount by not later than 12:00 noon (New York time) on _________ __, _____ and to transfer such funds in immediately available funds to the Company.

                  Capitalized terms used herein without definition shall have the meanings set forth in the Indenture.

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------


                                      G-1